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                                                                 Exhibit 23.3


                                    CONSENT


     I hereby consent to the reference to me as a director nominee as set forth in the registration statement of Spanish Broadcasting System, Inc.



                                                    /s/ Roman Martinez IV
                                                   --------------------------
                                                        Roman Martinez IV